Exhibit 99.2
EXECUTION COPY
          WAIVER AGREEMENT (this “Agreement”), dated as of June 10, 2007, among AFFILIATED COMPUTER SERVICES, INC., a Delaware corporation (the “Company”), CERBERUS CAPITAL MANAGEMENT, L.P., a limited partnership organized under the laws of Delaware (“Cerberus”), and DARWIN DEASON (“Deason”).
W I T N E S S E T H
          WHEREAS, Cerberus and Deason are party to an agreement dated as of March 20, 2007 and attached hereto as Annex A (the “Exclusivity Agreement”);
          WHEREAS, Cerberus and Deason have submitted a proposal to the board of directors of the Company to acquire, for a cash purchase price of $62.00 per share (the “Offer Price”), all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), other than certain shares and options held by Deason (and members of the Company’s management team) that would be rolled into equity securities of the Transaction Acquiring Entity in connection with the proposed transaction (as may be modified or supplemented from time to time, the “Proposal”);
          WHEREAS, the special committee of the board of directors of the Company has requested that the effectiveness of the Exclusivity Agreement be suspended to facilitate a solicitation of alternative transactions to the Transaction (each, an “Alternative Transaction”);
          WHEREAS, the special committee has put in place a process pursuant to which it can solicit Alternative Transactions, continue to evaluate the Proposal, provide Cerberus and proponents of Alternative Transactions with reasonable access to the Company in order to complete their due diligence review of the Company, and its business, properties and personnel, in each case, with the cooperation of the management of the Company, including Deason, and have discussions and negotiations with Cerberus and proponents of Alternative Transactions (collectively, the “Process”);
          WHEREAS, on May 30, 2007 the Lead Plaintiffs in the In re: Affiliated Computer Services, Inc., Derivative Litigation, filed the Lead Plaintiffs’ Application for a Temporary Injunction, in the District Court of Dallas County, Texas, 193rd Judicial District seeking to enjoin the Exclusivity Agreement; and
          WHEREAS, pursuant to Section 12 of the Exclusivity Agreement, any modification or waiver of the terms thereof requires a separate writing signed by each party against whom such modification or waiver is to be made.
          NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

ARTICLE I.
Definitions
          SECTION 1.01 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
          “Acquisition Proposal” means any inquiry, proposal or offer with respect to (i) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or (ii) any other direct or indirect acquisition, in each case, under clauses (i) and (ii) involving 15% or more of the total voting power of any class of equity securities of the Company (or securities convertible into or exercisable or exchangeable for equity securities of the Company), or 15% or more of the consolidated total revenues or consolidated total assets (including equity securities of its Subsidiaries or securities convertible into or exercisable or exchangeable for equity securities of such Subsidiaries) of the Company.
          “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided, however, that for the purposes hereof, the Company shall not be deemed to be an Affiliate of Deason.
          “Agreement” has the meaning ascribed to such term in the preamble hereto.
          “Alternative Consideration” means the public per share transaction price determined as follows: (x) if the per share consideration is cash, it shall be valued at the face amount thereof, (y) if the per share consideration is fully vested securities listed on a national securities exchange or traded on the Nasdaq National Market (“Nasdaq”), the per share value of such consideration shall be equal to the closing price per share listed on such national securities exchange or Nasdaq on the date such transaction is consummated and (z) if the per share consideration is in a form other than cash or such fully vested listed or traded securities, the per share value shall be determined in good faith by Cerberus and Deason as of the date such transaction is consummated.
          “Alternative Party” means any Person, group of related Persons or group that includes any Person (so long as such Person and the other members of such group, if any, who were members of such group immediately prior to the Restoration Date constitute at least 50% of the equity financing of such group at all times following the Restoration Date and prior to the termination of this Agreement) from whom the Company has received, after the date hereof and prior to the Restoration Date, a written Alternative Transaction Acquisition Proposal that the board of directors of the Company or any committee thereof determines in good faith is bona fide and constitutes or would reasonably be expected to result in a Superior Proposal (any such Person or group of related Persons, an “Alternative Party”, provided that any Alternative Party shall cease to be an Alternative Party for all purposes under this Agreement at the earlier of (i) such time as the Alternative Transaction Proposal (as such Alternative Transaction Proposal may be revised during the course of ongoing negotiations, in which event it may temporarily cease to be a Superior Proposal or an Alternative Transaction Proposal that would reasonably be expected to result in a Superior Proposal, so long as such negotiations are ongoing and it subsequently constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal) made by such Person fails to constitute either a Superior Proposal or an Alternative Transaction Proposal that would reasonably be expected to result in a Superior Proposal or (ii) 10 days after the Restoration Date.)
          “Alternative Transaction” has the meaning ascribed to such term in the recitals. Alternative Transaction shall be deemed to include any transaction (other than the Transaction) regarding or relating to an Acquisition Proposal and any subsequent Superior Proposal made during the period of time that such Acquisition Proposal is pending.
          “Alternative Transaction Acquisition Agreement” means any definitive, customary acquisition agreement or merger agreement (other than a Company Confidentiality Agreement) relating to an Alternative Transaction Proposal. For the avoidance of doubt, the term “Alternative Transaction Acquisition Agreement” shall not include any agreement relating to an Alternative Transaction Proposal entered into after the execution of a Transaction Acquisition Agreement
          “Alternative Transaction Proposal” means any Acquisition Proposal regarding or related to an Alternative Transaction.
          “Business Day” means any day ending at 11:59 p.m. (EST) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.
          “Cerberus/Deason Confidentiality Agreement” means the confidentiality agreement dated November 1, 2006 between Deason and Cerberus.
          “Company” has the meaning ascribed to such term in the preamble hereto.
          “Company Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.
          “Confidentiality Agreement” means the confidentiality agreement dated the date hereof between the Company and Cerberus attached hereto as Annex B.
          “Deason” has the meaning ascribed to such term in the preamble.
          “Deason-Third Party Relationship” means, in connection with an Alternative Transaction, the terms of the relationship between Deason (and/or any Deason Related Person) and any other Person (including the Company) regarding or relating to compensation and equity investments and incentive arrangements and rights following consummation of such Alternative Transaction, including, any arrangements or rights with respect to restricted stock, options, incentive or profit participations and interests, and/or any other equity or economic benefits or compensation received by Deason or any Deason Related Person in connection therewith, including any payments in settlement of Deason’s or such Deason Related Person’s existing contractual rights.
          “Deason Confidentiality Agreement” means (i) in respect of any confidentiality agreement between Deason and any Person other than Cerberus in connection with the evaluation of an Alternative Transaction on or after the date hereof, a confidentiality agreement that contains provisions that are no less favorable in the aggregate to Deason and the Company than those contained in the Cerberus/Deason Confidentiality Agreement and (ii) in respect of any confidentiality agreement entered into prior to the date hereof between Deason and any Person other than Cerberus in connection with the evaluation of an Alternative Transaction, such confidentiality agreement.
          “Deason Related Person” means (i) (w) Deason’s spouse (if any), (x) descendants of Deason or his spouse, (y) affiliates of Deason, Deason’s spouse or any of their respective descendants and (z) any foundations, trusts, partnerships, limited liability companies or other entities existing for the direct or indirect benefit of, and otherwise directly or indirectly controlled by, any one or more of the Persons referred to in clauses (w), (x) or (y) above, but (ii) excludes the Company and its Subsidiaries.
          “Deason Securities” has the meaning ascribed to such term in Section 2.01(i).
          “End Date” shall mean the date which is the earlier of (1) the date the special committee notifies Cerberus and Deason in writing that it has terminated or otherwise abandoned the Process and (2) the Restoration Date.
          “Excess Value” has the meaning ascribed to such term in Section 2.07.
          “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.
          “Exclusivity Agreement” has the meaning ascribed to such term in the recitals.
          “Expenses” has the meaning ascribed to such term in Section 3.02.
          “Fee” has the meaning ascribed to such term in Section 3.02.
          “hereby”, “herein”, “hereinafter” and similar terms shall be deemed to refer to this Agreement in its entirety, rather than to any Article, Section, or other portion of this Agreement.
          “including” shall be deemed to be followed by the phrase “without limitation”.
          “Law” means any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any federal, state or local, domestic or foreign governmental or regulatory authority, agency, commission, body, arbitrator, court or any other legislative, executive or judicial governmental entity.
          “Offer Price” has the meaning ascribed to such term in the recitals.
          “Person” means any individual, corporation, limited liability company, partnership, association, trust, estate or other entity or organization.
          “Process” has the meaning ascribed to such term in the recitals.
          “Proposal” has the meaning ascribed to such term in the recitals.
          “Restoration Date” has the meaning ascribed to such term in Section 2.01.
          “Roll-Over” shall mean any agreement, arrangement or transaction in connection with an Alternative Transaction in which Deason and/or any Deason Related Person rolls-over, contributes or exchanges all or any portion of the Deason Securities for securities in any other Person.
          “Subsequent Agreement” has the meaning ascribed to such term in Section 2.07.
          “Subsidiary” means, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of its board of directors or other Persons performing similar functions, or a majority of the outstanding voting securities of which, are owned directly or indirectly by such entity.
          “Superior Proposal” means a bona fide Alternative Transaction Proposal (with all percentages in the definition of Alternative Transaction Proposal changed to 50%), that the board of directors of the Company has determined in its good faith judgment, would, if consummated, result in a transaction more favorable to the Company’s shareholders from a financial point of view than the Proposal in effect on the Restoration Date (x) after taking into account the likelihood and timing of consummation (as compared to the Proposal) and (y) after taking into account all material legal, financial (including the financing terms of any such proposal), regulatory or other aspects of such proposal; provided that for the purposes of determining whether a Person has ceased to be Alternative Party pursuant to the proviso of the definition thereof, the Proposal considered in relation to the Alternative Transaction Proposal of such Alternative Party shall be the then-current Proposal.
          “Topping Proposal” means a bona fide written Alternative Transaction Proposal (with all percentages in the definition of Alternative Transaction Proposal changed to 50%) submitted to the Company after the Triggering Date by a Person or Persons other than the Triggering Third Parties, which Topping Proposal includes a higher per share consideration to the Company’s stockholders than the Alternative

Transaction Proposal contemplated by the Triggering Alternative Transaction Acquisition Agreement.
          “Transaction” means the acquisition transaction by Cerberus and Deason contemplated by the Proposal.
          “Transaction Acquiring Entity” means the partnership or other entity pursuant to which Cerberus and Deason intend to effect the Transaction.
          “Transaction Acquisition Agreement” means any definitive, customary acquisition agreement or merger agreement executed by the Company and the Transaction Acquiring Entity and/or Cerberus and Deason (other than the Confidentiality Agreement) relating to the Proposal.
          “Transfer Agreement” means any contract, option or other agreement with respect to, or consent to, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of any or all of the Deason Securities to any Person.
          “Triggering Alternative Transaction Acquisition Agreement” has the meaning ascribed to such term in Section 2.05.
          “Triggering Date” has the meaning ascribed to such term in Section 2.05.
          “Triggering Third Parties” has the meaning ascribed to such term in Section 2.07.
ARTICLE II.
Suspension of Exclusivity Agreement; Agreements with Deason
          SECTION 2.01 Suspension of Exclusivity Agreement. During the period beginning on 11:59 p.m. (EST) June 15, 2007 and continuing until (a) 11:59 p.m. (EST) on August 9, 2007 (the “Restoration Date”) or (b) in respect of any Alternative Party, the time when such Person ceases to be an Alternative Party, the effectiveness of the Exclusivity Agreement, including all payment terms under Sections 2(b) and 6 thereof, shall be suspended in its entirety; provided that the six-month anniversary date referenced in Section 8(v) of the Exclusivity Agreement shall be automatically extended for one day for each day that the effectiveness of the Exclusivity Agreement is suspended pursuant to this Section 2.01; provided, further that nothing herein shall release Deason from any confidentiality obligations he may have under any agreement permitted under Section 2.02(b).
          SECTION 2.02 No Other Agreements. (a) Deason and Cerberus hereby represent and warrant to the Company that other than (i) the Exclusivity Agreement, (ii) the confidentiality agreement dated November 1, 2006 between Deason and Cerberus, (iii) a non-binding confidential term sheet dated as of March 20, 2007 between Deason and Cerberus and (iv) a confidential agreement dated the date hereof between Deason and Cerberus relating to the valuation of the Deason-Cerberus Relationship (as such term is defined in the Exclusivity Agreement) and any Deason-

Third Party Relationship (the “Valuation Agreement”), on the date hereof there exists no agreement or agreement in principle, arrangement or understanding (whether oral or in writing) between Deason and Cerberus or any of their respective Affiliates relating to a Transaction, the Company or any voting or other securities of the Company beneficially owned by Deason or the Deason Related Persons (the “Deason Securities”), any Alternative Transaction or the relationship between Deason and Cerberus or any of their respective Affiliates relating to the Company, a Transaction or any Deason Securities. Deason and Cerberus hereby further represent and warrant that, assuming effectiveness of this Agreement, on the date hereof there exists no agreement between Deason and Cerberus or any of their respective Affiliates that would prohibit Deason from entering into a Transaction or an Alternative Transaction, including any agreement relating to negotiating a Transaction or an Alternative Transaction, voting the Deason Securities or sharing the economic benefit of a Transaction or an Alternative Transaction, except the Exclusivity Agreement, the terms of which are suspended in accordance with Section 2.01.
          (b) Deason further agrees that from the date of this Agreement until the earlier of the Triggering Date and the Restoration Date, Deason will not enter into any definitive agreement with any Person (including Cerberus) that would prohibit Deason from entering into a Transaction or an Alternative Transaction, including any agreement relating to negotiating or supporting a Transaction or an Alternative Transaction, voting the Deason Securities or sharing the economic benefit of a Transaction or an Alternative Transaction. For the avoidance of doubt, from the date hereof until the Restoration Date (or, in the case of any Alternative Party, until such Person ceases to be an Alternative Party), Deason shall have the right to enter into (i) any Deason Confidentiality Agreement with any Person, (ii) concurrent with (but not before) the execution of a Transaction Acquisition Agreement or an Alternative Transaction Acquisition Agreement, any Transfer Agreement with any Person; and (iii) any agreement relating to the post-closing terms, structure and shareholder arrangements and rights in connection with a Transaction or an Alternative Transaction with any Person.
          SECTION 2.03 Confidentiality Agreements. Deason agrees that from the date hereof until the Restoration Date (or, in the case of any Alternative Party, until such Person ceases to be an Alternative Party), he shall not provide access to non-public information to any Person for the purpose of evaluating a Transaction or an Alternative Transaction other than pursuant to the Cerberus/Deason Confidentiality Agreement, a Deason Confidentiality Agreement or a Company Confidentiality Agreement, as the case may be.
          SECTION 2.04 Disclosure Obligations. Subject to Section 3.03, nothing herein shall obligate Deason to disclose to any Person (including the Company and Cerberus) the terms of his discussions, negotiations or agreements permitted under Section 2.02 with any Person regarding a Transaction or an Alternative Transaction.
          SECTION 2.05 Termination of Exclusivity Agreement. Concurrently with the execution by the Company of an Alternative Transaction Acquisition Agreement with an Alternative Party on or prior to August 19, 2007 (the

“Triggering Alternative Transaction Acquisition Agreement” and the date on which such agreement is executed, the “Triggering Date”), the Exclusivity Agreement shall be terminated in its entirety and notwithstanding the last sentence of Section 6 of the Exclusivity Agreement, no rights under Sections 2(b) or Section 6 thereof shall accrue thereunder to Cerberus or survive termination pursuant to this Section 2.05.
          SECTION 2.06 Compliance with Obligations. None of the provisions of this Agreement shall restrict Deason from taking, or refraining from taking, any action (a) in his capacity as a director of the Company, (b) as Chairman of the Company, (c) pursuant to any employment or other agreement with the Company or (d) as a trustee, settlor or other fiduciary under any foundation, trust or similar arrangement, in each case which he reasonably determines in good faith is necessary to discharge his fiduciary duties under applicable law or contractual obligations.
          SECTION 2.07 Additional Deason Covenants. Notwithstanding Section 2(b) of the Exclusivity Agreement, Deason hereby assigns to Cerberus any right of Deason and any Deason Related Person under the Triggering Alternative Transaction Acquisition Agreement, the related Deason Third Party Agreement (as defined below) and other material or other ancillary documents and any subsequent Alternative Transaction Acquisition Agreement, the execution of which results in the termination of the Triggering Alternative Transaction Acquisition Agreement (as such agreement may be amended or modified, a “Subsequent Agreement”), to receive (and, to the extent not so received by Cerberus, Cerberus shall be entitled to receive from Deason and Deason shall so remit to Cerberus) immediately upon consummation of the transactions contemplated by either the Triggering Alternative Transaction Acquisition Agreement (as such agreement may be amended or modified) or a Subsequent Agreement, an amount in cash payable in immediately available funds equal to 40% of (i) the excess of the Alternative Consideration under (x) the Triggering Alternative Transaction Acquisition Agreement (including any amendments or modifications thereto or to the related Deason Third Party Agreement (as defined below) and other material or other ancillary documents made prior to, but not on or after, the submission to the Company of a Topping Proposal) or (y) the Alternative Transaction constituting a tender offer commenced by the parties participating in the Alternative Transaction contemplated by the Triggering Date Alternative Transaction Acquisition (the “Triggering Third Parties”) (including any amendments or modifications thereto or to the related Deason Third Party Agreement and other material or other ancillary documents made prior to, but not on or after, the submission to the Company of a Topping Proposal), in either case, over the per share Transaction purchase price under the most recent Proposal multiplied by the number of Deason Securities (including any Deason Securities transferred to a third party after March 20, 2007) acquired in the Alternative Transaction (including pursuant to a Roll-Over) and (ii) the excess of the value of the Deason-Third Party Relationship with the Triggering Third Parties (including any amendments or modifications to the Triggering Alternative Transaction Acquisition Agreement or to the related Deason Third Party Agreement and other material or other ancillary documents made prior to, but not on or after, the submission to the Company of a Topping Proposal) over the most recent Deason-Cerberus Relationship (as such term is defined in the Exclusivity Agreement), in each case excluding any Roll-Over (which shall be valued in accordance with clause (i)

of this Section 2.07), and in each case as determined in accordance with the Valuation Agreement (the amounts described in clauses (i) and (ii), collectively, the “Excess Value”). If Cerberus and Deason cannot reach agreement on the amount Cerberus shall be entitled to under this Section 2.07, Cerberus and Deason shall retain such investment bank of nationally recognized reputation mutually agreed upon by Cerberus and Deason (the “Valuation Party”), for a review and resolution of any and all (but only such) matters which are in dispute and the determination by the Valuation Party of such matters shall be final and binding on both Cerberus and Deason. Immediately upon entering into any contract, agreement or other arrangement involving or otherwise regarding a Deason-Third Party Relationship with the Triggering Third Parties (a “Deason Third Party Agreement”), Deason shall provide Cerberus with an executed copy of such Deason Third Party Agreement and other material or other ancillary documents (including any amendments or modifications thereto made prior to, but not on or after, the submission to the Company of a Topping Proposal) necessary, in the good faith judgment of Cerberus, in order to determine the value of the Deason Third Party Relationship in accordance with this Section 2.07. For the avoidance of doubt, notwithstanding any modification or amendment to the Triggering Alternative Transaction Acquisition Agreement or the Deason Third Party Agreement or the entry by Deason and/or the Company into a Subsequent Agreement, the Excess Value shall in all events be calculated with reference to the Triggering Alternative Transaction Acquisition Agreement and the Deason Third Party Agreement, in each case including any amendments or modifications thereto or to other material or other ancillary documents made prior to, but not on or after, the submission to the Company of a Topping Proposal.
ARTICLE III.
Confidentiality; Fees and Expenses; Compliance with Law
          SECTION 3.01 Confidentiality Agreements; Access to Confidential Information. During the term of this Agreement, the Company shall provide Cerberus and its financing sources with at least the same type and level of access to such of the Company’s directors, officers, employees, counsel, financial advisors, auditors properties, books, contracts, commitments and records, as and no less favorable than, such access afforded to any Person that in connection with the Process obtains due diligence access in connection with a potential Acquisition Proposal. Without limiting the foregoing, the Company agrees that it shall through the Restoration Date (or through such later date as the parties shall be negotiating a Transaction) use its commercially reasonable efforts to (a) promptly make available to Cerberus and its financing sources, any material non-public information concerning the Company or its Subsidiaries as Cerberus and such financing sources may reasonably request in order to complete their due diligence review of the Company, and its business, properties and personnel; (b) promptly provide to Cerberus and its financing sources access to such of the Company’s directors, officers, employees, properties, books, contracts, commitments and records as Cerberus and such financing sources may reasonably request in order to complete their due diligence review of the Company and its business, properties and personnel and (c) instruct its employees, counsel, financial advisors and auditors to fully and completely cooperate in good faith in connection with the foregoing. For the avoidance of doubt, immaterial differences or variances from the performance obligations set forth in this Section 3.01 shall not constitute a breach of any such obligations.
          SECTION 3.02 Expense Reimbursement and Fee. The Company shall (x) within two Business Days of the execution hereof, pay Cerberus in reimbursement for documented, out-of-pocket expenses (other than commitment or financing fees) actually incurred by Cerberus to the date hereof in connection with the Proposal and its due diligence review of the Company and (y) from time to time, reimburse Cerberus for any additional out-of-pocket expenses (other than commitment or financing fees) actually incurred by Cerberus in connection with the Proposal and its due diligence review of the Company on and after the date hereof through the earlier of (1) the date the special committee notifies Cerberus and Deason in writing that it has terminated or otherwise abandoned the Process and (2) the termination of negotiations between Cerberus and the Company with respect to the Transaction, promptly upon the Company’s receipt of one or more invoices documenting such expenses (but in no event more than 2 Business Days after delivery thereof); provided that in no event shall the payments made pursuant to sub-clauses (x) and (y) herein exceed $7.5 million in the aggregate. Concurrently with the consummation of (i) the transactions contemplated by an Alternative Transaction Acquisition Agreement entered into on or prior to the initial expiration of the Exclusivity Agreement (excluding any extensions thereof, other than the extension contemplated by Section 2.01) or (ii) an Alternative Transaction Proposal in the form of a tender offer commenced on or prior to the initial expiration of the Exclusivity Agreement (excluding any extensions thereof, other than the extension contemplated by Section 2.01), the Company shall pay to Cerberus by wire transfer in immediately available funds an amount equal to $15.0 million (the “Fee”), provided that the Fee will be payable to Cerberus only if prior to the End Date (A) Cerberus has not withdrawn its Proposal or modified its Proposal in any manner materially adverse to the Company in the aggregate, or decreased the Offer Price, it being acknowledged by the Company that Deason’s willingness to enter into or support an Alternative Transaction shall not constitute a withdrawal or modification by Cerberus of its Proposal and (B) Cerberus has diligently pursued its Proposal.
          SECTION 3.03 Compliance with Law. Nothing contained in this Agreement shall be deemed to prohibit the Company or the board of directors of the Company from (a) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including, taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders) or (b) making any “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.
ARTICLE IV.
Miscellaneous
          SECTION 4.01 Term; Survival. The term of this Agreement shall expire upon the termination of the Exclusivity Agreement; provided, that, notwithstanding the foregoing, (i) each party shall retain such party’s rights and remedies with respect to pre-termination breaches by any other party of such other party’s obligations under this Agreement, (ii) to the extent any Alternative Transaction Acquisition Agreement is entered into on or prior to the initial expiration of the Exclusivity Agreement (excluding any extensions thereof, other than the extension contemplated by Section 2.01), or an Alternative Transaction Proposal in the form of a tender offer is commenced on or prior to the initial expiration of the Exclusivity Agreement (excluding any extensions thereof, other than the extension contemplated by Section 2.01), in either event, regardless of whether the transactions contemplated thereby are consummated after termination of this Agreement, any payment obligation under the second sentence of Section 3.02 shall survive termination and (iii) any payment obligation under the first sentence of Section 3.02 and under Section 2.07, solely with respect to payments under Section 2.07, as a result of the consummation of the transactions contemplated by the Triggering Alternative Transaction Agreement or a Subsequent Agreement shall survive termination.
          SECTION 4.02 Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).
          SECTION 4.03 Enforcement of the Agreement; Jurisdiction; Venue. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Section 4.01, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state or Federal court located in the City of Wilmington, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself or himself to the personal jurisdiction of the Delaware Court of Chancery in the event any dispute arises out of this Agreement or any transaction contemplated by this Agreement, (b) agrees that it or he will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it or he will not bring any action relating to this Agreement or any transaction contemplated by this Agreement in any court other than any such court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated by this Agreement. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Court of Chancery, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
          SECTION 4.04 Validity. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future applicable Law or rule in any jurisdiction, such illegality, invalidity or unenforceability will not affect any other provision or portion of any provision in such jurisdiction if the rights and obligations under this Agreement of any party hereto will not be materially and adversely affected thereby, and if the rights or obligations under this Agreement of any party hereto will not be materially and adversely affected thereby, (a) this Agreement will be reformed, construed and enforced in such jurisdiction as if such illegal, invalid or unenforceable provision or portion of any provision had never comprised a part hereof and (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable if such interpretation does not materially and adversely affect the rights and obligations under this Agreement of any party hereto.
          SECTION 4.05 Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing, by facsimile transmission with confirmation of receipt, or by a nationally recognized overnight courier service as follows:
if to Deason:
Mr. Darwin Deason
8181 Douglas Avenue, Suite 1000
Dallas, Texas 75225
Facsimile: (214) 361-0670
with a copy to:
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attention: James C. Woolery
Facsimile: (212) 474-3700
if to Cerberus:
Cerberus Capital Management, L.P.
299 Park Avenue
New York, New York, 10171
Attention: W. Brett Ingersoll
Facsimile: (212) 891-1540
with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue

New York, New York 10022
Attention: Stuart D. Freedman
Facsimile: (212) 593-5955
if to the Company:
Affiliated Computer Services, Inc.
2828 North Haskell Avenue
Dallas, Texas 75204
Attention: Robert B. Holland, III – Chairman, Special Committee
Facsimile: (214) 823-5746
with copies to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Thomas A. Roberts
                   Michael J. Aiello
Facsimile: (212) 310-8007
or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
          SECTION 4.06 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
          SECTION 4.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement or the Exclusivity Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
          SECTION 4.08 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.
          SECTION 4.09 Amendments. The terms of this Agreement may be modified or waived only by a separate writing that expressly modifies or waives any such term and that is signed by each party against whom such modification or waiver is to be made.
          SECTION 4.10 No Definitive Transaction Agreement. Each party acknowledges and agrees that no contract or agreement providing for a Transaction shall be deemed to exist, directly or indirectly, among Cerberus, Deason and the Company or their respective Affiliates unless and until a Transaction Acquisition Agreement has been executed and delivered by each of Cerberus, Deason and the Company or their respective Affiliates. Each party also agrees that unless and until a Transaction Acquisition Agreement has been executed and delivered by Cerberus, Deason and the Company or their respective Affiliates, no party hereto nor any of his or its Affiliates will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this Agreement (except for the matters specifically provided herein) or otherwise or by virtue of any written or oral expression with respect to such a Transaction by any Representative of any party. Nothing contained in this Agreement shall be construed as an approval by the board of directors of the Company or the special committee thereof of any term of the Proposal, including the proposed per share consideration.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

AFFILIATED COMPUTER SERVICES, INC.
By	/s/ Robert B. Holland, III
Name: Robert B. Holland, III
Title: Chairman, Special Committee

CERBERUS CAPITAL MANAGEMENT, L.P.
By	/s/ Steven F. Mayer
Name: Steven F. Mayer
Title: Managing Director

DARWIN DEASON
/s/ Darwin Deason